Exhibit 99.1

                                  REVLON, INC. AND SUBSIDIARIES
                           UNAUDITED QUARTERLY GROWTH PLAN CHARGES (1)
                                      (dollars in millions)



                                                              1st Qtr    2nd Qtr     3rd Qtr     4th Qtr       Total
                                                             ---------  ---------  ----------  ------------ -----------
                                                             2003 2002  2003 2002   2003 2002   2003   2002  2003  2002
                                                             ---- ----  ---- ----  ----- ----  ------ ----- ----- -----


Impact of growth plan charge on net sales                    $6.0    -  $9.5    -  ($3.8)   -  ($7.4) $75.1  $4.3 $75.1

Impact of growth plan charge on cost of sales                   -    -  (1.2)   -    0.1    -    2.0   17.7   0.9  17.7

Impact of growth plan charge on selling,
general & administrative expenses                             5.0 $0.8   6.3 $1.5    9.3 $2.6    5.4    6.5  26.0  11.4

Impact of growth plan charge on operating income             11.0  0.8  14.6  1.5    5.6  2.6    0.0   99.3  31.2 104.2

Impact of growth plan charge on depreciation & amortization     -    -   1.6    -    0.5    -    0.6    0.8   2.7   0.8

(1) The above represents charges associated with the Company's Growth Plan initiatives on major income statement line items. Amounts are approximate. The chart above provides a compilation of growth plan charges previously disclosed by the Company in its filed SEC documents. Accordingly, you should consider these figures in connection with a review of the Company's 10-K's, 10-Q's, and 8-K's for the applicable periods which may be found on www.sec.gov and on www.revloninc.com.